Exhibit 32.1

CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Staffing 360 Solutions, Inc. (“Company”) for the period ended March 30, 2024 (“Report”), I, Brendan Flood, Chairman and Chief Executive Officer of the Company, and I, Melanie Grossman, Senior Vice President, Corporate Controller of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2024	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer (Principal Executive Officer)

Date: July 15, 2024	/s/ Melanie Grossman
Melanie Grossman
Senior Vice President, Corporate Controller
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.